UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

PANACOS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-24241	11-3238476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

134 Coolidge Avenue

Watertown, Massachusetts 02472

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (617) 926-1551

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	OTHER EVENTS and

ITEM 2.04	TRIGGERING EVENTS THAT ACCELERATE OR INCREASE A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT.

On November 22, 2008, Panacos Pharmaceuticals, Inc. (“Panacos” or the “Company”) issued a press release announcing that it has entered into a Loan Restructuring Agreement, dated as of November 21, 2008, with Hercules Technology Growth Capital, Inc. (“Hercules”) (the “Restructuring Agreement”), under which the Company has negotiated terms to terminate its relationship with Hercules. This termination comes after negotiations between the two companies, which resulted from Hercules’ claim, delivered on November 19, 2008, that Panacos was in default of the terms of the Loan and Security Agreement, dated as of June 28, 2007, by and between Panacos and each of its subsidiaries and Hercules (the “Loan Agreement”). Panacos vigorously disputed the claim that a default had occurred, and in response Hercules has withdrawn its default notice.

Under the terms of the Restructuring Agreement, Panacos will pay all of the outstanding principal and interest due under the Loan Agreement, as well as certain expenses, for a total of approximately $17.9 million, on November 24, 2008. Hercules agreed to waive $125,000 of amounts otherwise payable under the Loan Agreement. Upon the payment in full by Panacos of the amounts owed under the Restructuring Agreement, Hercules has agreed promptly to release the pledge and security interests in and to the collateral that had been pledged by the Company to secure payments owed under the Loan Agreement.

In addition, Panacos announced that while it continues to pursue financing options and seeks partnerships for its compounds and programs, in order to continue its work in developing novel antiviral therapeutics, it is also actively assessing strategic alternatives, including a restructuring of the Company.

The Restructuring Agreement is attached hereto as Exhibit 10.1 and the Company’s press release relating to the Restructuring Agreement as Exhibit 99.1. The information contained in such exhibits is incorporated by reference into this Current Report on Form 8-K.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit No.	Exhibit
10.1	Loan Restructuring Agreement, dated as of November 21, 2008, by and between Hercules Technology Growth Capital, Inc. and Panacos Pharmaceuticals, Inc.

99.1	Press release of Panacos Pharmaceuticals, Inc. dated November 22, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PANACOS PHARMACEUTICALS, INC.

Dated: November 24, 2008	By:	/s/ Alan W. Dunton
Alan W. Dunton, M.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit
10.1	Loan Restructuring Agreement, dated as of November 21, 2008, by and between Hercules Technology Growth Capital, Inc. and Panacos Pharmaceuticals, Inc.

99.1	Press release of Panacos Pharmaceuticals, Inc. dated November 22, 2008.